EXHIBIT 21.1



                                OBIE MEDIA CORPORATION
                                 LIST OF SUBSIDIARIES



                                  State or Other                  Names Under
Name                        Jurisdiction of Incorporation    Which Does Business
----                        -----------------------------    -------------------

1.  Obie Media Limited      British Columbia, Canada         N/A

2.  Philbin & Coine, Inc.   New York                         P & C Media

3.  O. B. Walls, Inc.       Oregon                           Blue Wallscapes